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HAMPSHIRE GROUP, LIMITED
STOCK SYMBOL: HAMP                                   FOR IMMEDIATE RELEASE

CONTACT:  Citigate Sard Verbinnen
          Paul Caminiti/Victoria Hofstad/Chris Kittredge
          212/687-8080


                   HAMPSHIRE DELAYS FILING OF QUARTERLY REPORT


Anderson, SC, August 9, 2006... Hampshire Group, Limited (NASDAQ: HAMP) today announced that the Audit Committee of its Board of Directors has not yet completed its previously announced investigation. Accordingly, the Company is delaying the filing of its Quarterly Report on Form 10-Q for the quarter ended July 1, 2006 in order to allow the Audit Committee to complete its independent investigation and for the Company to evaluate its findings. The Company is not yet able to determine the outcome of the matters being investigated or to evaluate the aggregate materiality of any potential issues.

The Company today filed a Form 12b-25 with the Securities and Exchange Commission in accordance with Rule 12b-25(a) promulgated under the Securities Exchange Act of 1934, as amended, and notified The NASDAQ Stock Market of the deferral of the filing its Quarterly Report on Form 10-Q. The Company has not requested a five day filing extension.

Failure to timely file the Quarterly Report with the SEC has resulted in noncompliance with NASDAQ Marketplace Rule 4310(c)(14), which is a condition for the continued listing of the Company's common stock on NASDAQ.

The Company also announced that the lenders under its credit facility have extended the time period for the Company's compliance with a requirement that it deliver to the lenders the financial statements contained in its Quarterly Report on Form 10-Q. Pursuant to this temporary waiver, the financial statements now need to be provided to the lenders by October 15, 2006, rather than August 15, 2006.

Michael C. Jackson, interim Chairman of the Board, stated: "The previously announced Audit Committee investigation is continuing. The Company has been advised that the SEC is conducting an investigation and has also been contacted by the U.S. Attorney's office. The Company is cooperating fully with these investigations. When the Audit Committee investigation has been completed, the Company will issue a press release and make an appropriate filing with the SEC to apprise our shareholders and other constituents of the results of the investigation."

Michael Culang, interim Chief Executive Officer, noted: "The Company continues to be focused on its brands and pursuing new market sectors through both its recently acquired businesses and extensions of its existing brands."


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The Company also announced that a derivative suit has been filed in the United
States District Court for the District of South Carolina naming the Company's directors, an officer and the Company as defendants. The suit alleges, among other things, that the named individual defendants breached their fiduciary duties to the Company, abused control relationships, engaged in gross mismanagement of the Company, wasted Company assets and were unjustly enriched. The suit seeks damages and injunctive relief on behalf of the Company.

Hampshire Group, Limited is a diversified apparel company, believed to be the largest supplier of women's and men's sweaters in North America and a leading supplier of women's related separates.

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           Cautionary Disclosure Regarding Forward-Looking Statements

This press release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that reflect the Company's current views with respect to future events. Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially from those projected. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to publish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrences of unanticipated events. Readers are also urged to review and consider carefully the various disclosures made by the Company in its Form 10-K and other Securities and Exchange Commission filings, which advise interested parties of the factors that affect the Company's business.